UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

     ULTIMUS MANAGERS TRUST

(Exact name of registrant as specified in its charter)

State of Ohio	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Pictoria Drive, Suite 450, Cincinnati, OH	45246
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Westwood Enhanced Income Opportunity ETF	NYSE Arca, Inc.	39-4680067

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable) 333-180308

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Westwood Enhanced Income Opportunity ETF, a series of Ultimus Managers Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 271 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-180308; 811-22680) filed on December 8, 2025, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.	The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (1) to the Trust’s Proxy Statement on Form N-14 (File No. 333-180308), as filed with the U.S. Securities and Exchange Commission on August 10, 2021.
2.	Amended Appendix B, dated July 22, 2025, to the Agreement and Declaration of Trust is included as Exhibit (a)(1) of Post-Effective Amendment No. 269 to the Trust’s Registration Statement on Form N-1A (File No. 333-180308) as filed with the U.S. Securities and Exchange Commission on September 26, 2025.
3.	The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File No. 333-180308), as filed with the U.S. Securities and Exchange Commission on March 23, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ULTIMUS MANAGERS TRUST

Date: December 8, 2025

By: /s/ Karen Jacoppo-Wood

Karen Jacoppo-Wood

Secretary